EXHIBIT 99.1

City National Corporation Grows Third-Quarter 2012 Net Income to $59.8 Million, or $1.10 Per Share, Up 44 Percent From Third-Quarter 2011

Revenue, loans and deposits grow to record levels

Period-end assets surpass $26 billion for the first time

LOS ANGELES, Oct. 18, 2012 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported third-quarter 2012 net income of $59.8 million, or $1.10 per share, up 44 percent from $41.4 million, or $0.77 per share, in the third quarter of 2011.

Year to date, City National's net income totaled $160.8 million, up 25 percent from $128.6 million in the first nine months of 2011. Earnings per share were $2.97, up 24 percent from $2.39 in the first nine months of last year.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.25 per share. The company's dividend is payable on November 21, 2012 to stockholders of record on November 7, 2012.

THIRD-QUARTER 2012 HIGHLIGHTS

  Average third-quarter loan and lease balances, excluding loans covered by City National's acquisition-related loss-sharing agreements with the Federal Deposit Insurance Corporation (FDIC), were $13.6 billion, up 15 percent from the third quarter of last year and 4 percent higher than the second quarter of 2012.
  Fully taxable-equivalent net interest income amounted to $214.8 million, up 6 percent from the year-earlier period and down 3 percent from the second quarter of 2012.
  Third-quarter deposit balances averaged $21.9 billion, up 11 percent from the third quarter of 2011 and up 5 percent from the second quarter of 2012. Average core deposits, which equal 97 percent of total balances, were up 12 percent from the third quarter of 2011 and up 5 percent from the second quarter of 2012. Period-end deposits reached a record of $22.5 billion.
  Excluding FDIC-covered loans, third-quarter 2012 results included a $2.0 million provision for loan and lease losses. The company recorded a $1 million provision, excluding FDIC-covered loans, in the second quarter of 2012.
  Third-quarter 2012 earnings included pretax gains of $4.8 million related to investments. Income, net of expense, from FDIC-covered assets, excluding the base yield, totaled $1.8 million in the third quarter. The aggregate impact of these items was after-tax income of $3.8 million, or $0.07 per share.
  On July 2, 2012, City National Bank completed its acquisition of Rochdale Investment Management, a New York City-based investment firm that manages $5.1 billion of assets for affluent and high-net-worth clients and their financial advisors across the nation.

"City National delivered another solid performance in the third quarter, and the company is well on the way to achieving its 20th consecutive year of profitability," said President and CEO Russell Goldsmith.  "Net income, earnings per share, revenue, loans and deposits all continued to grow at double-digit rates, and for the first time assets exceeded $26 billion. New loan production reached a record level for the third quarter in a row.  Credit quality was sound, and expenses remained in check. At the same time, we continued to selectively invest in new people, products and technologies, new companies and capabilities.

"During the third quarter, strong organic growth, especially from new clients, drove income growth, along with the acquisitions of Rochdale Investment Management and First American Equipment Finance. City National also successfully launched its personal mobile banking in the quarter, and it will be followed by business mobile banking in the fourth quarter."

	For the three months ended			For the three
Dollars in millions,	September 30,		%	months ended	%
except per share data	2012	2011	Change	June 30, 2012	Change
Earnings Per Share	$ 1.10	$ 0.77	43	$ 1.01	9
Net Income Attributable to CNC	59.8	41.4	44	54.8	9

Average Assets	$ 25,654.6	$ 22,998.6	12	$ 24,362.5	5
Return on Average Assets	0.93%	0.71%	31	0.90%	3
Return on Average Equity	10.35%	7.85%	32	9.86%	5

ASSETS

Total assets at September 30, 2012 grew to a record $26.3 billion, up 14 percent from the third quarter of 2011 and 6 percent from the second quarter of this year. The year-over-year increase largely reflects strong loan growth and an increase in the securities portfolio due to strong deposit growth.

REVENUE

Revenue for the third quarter of 2012 reached a record $317.2 million, up 18 percent from the year-ago period and up 9 percent from the second quarter of 2012. Revenue for the first nine months of this year was $884.8 million, up 7 percent from the same period of 2011.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $214.8 million in the third quarter of 2012, up 6 percent from the third quarter of 2011 but down 3 percent from the second quarter of this year. Fully taxable-equivalent net interest income for the first nine months of 2012 was $641.6 million, up 10 percent from $584.3 million in the year-ago period.

Average third-quarter deposits were $21.9 billion, up 11 percent from the year-ago period and up 5 percent from the second quarter of 2012. Average deposits for the first nine months of 2012 totaled $21.0 billion, up 11 percent from the same period of 2011. Period-end deposits grew to a record $22.5 billion, up 13 percent from September 30, 2011 and up 7 percent from June 30, 2012.

Average core deposits were $21.2 billion in the third quarter of 2012, up 12 percent from the same period of 2011 and up 5 percent from the second quarter of this year. Year-to-date 2012 average core deposits grew 12 percent from the year-ago period to $20.3 billion.

Third-quarter 2012 average noninterest-bearing deposits were up 32 percent from the same period of 2011 and up 8 percent from the second quarter of 2012. Average noninterest-bearing deposit balances in the first nine months of 2012 were up 31 percent from the same period last year.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $2.3 billion in the third quarter of 2012, up 21 percent from the same period of last year and up 7 percent from the second quarter of 2012. For the first nine months of 2012, Treasury Services deposit balances averaged $2.1 billion, up 22 percent from the same period of 2011.  The increases reflect an increase in residential refinance activity, as well as sales of existing homes during the quarter.

Third-quarter average loan and lease balances, excluding FDIC-covered loans, were $13.6 billion, up 15 percent from the third quarter of 2011 and up 4 percent from the second quarter of this year. Excluding leases obtained in the company's acquisition of First American Equipment Finance, third-quarter average loan and lease balances increased 13 percent from the year-ago period.

For the first nine months of 2012, City National's average loans and leases, excluding FDIC-covered loans, were $13.1 billion, up 13 percent from the year-ago period.  Excluding leases obtained in the company's acquisition of First American, year-to-date average loan and lease balances increased 12 percent from the year-ago period.

Third-quarter average commercial loans were up 24 percent from the year-ago period and 5 percent higher than the second quarter of 2012.  The year-over-year increase was primarily due to organic loan growth, as well as the acquisition of First American. Average balances for commercial real estate mortgages were up 27 percent from the third quarter of 2011, and they increased 7 percent from the second quarter of this year. Average balances for commercial real estate construction loans were down 24 percent from the third quarter of last year, and they declined 15 percent from the second quarter of 2012.

Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking and entertainment industry clients, were up 4 percent from the year-ago period and 1 percent higher than the second quarter of 2012.

Average securities for the third quarter of 2012 totaled $8.6 billion, up 24 percent from the third quarter of 2011 and up 11 percent from the second quarter of this year, as period-end deposit growth outpaced loan growth. The average duration of total securities at September 30, 2012 was 2.8 compared to 2.1 at September 30, 2011 and 3.0 at the end of the second quarter of 2012.

City National's net interest margin in the third quarter of 2012 averaged 3.58 percent, compared with 3.91 percent in the second quarter of this year and 3.79 percent in the third quarter of 2011. The second-quarter net interest margin reflected the recovery of a previously charged-off loan, and the decline in the third quarter was due primarily to lower interest income related to covered loans that were repaid or charged off in the third quarter, lower loan yields, and continuing deposit growth. The company continued to invest a large share of its growing deposits in securities and other liquid assets. For the first nine months of 2012, City National's net interest margin averaged 3.74 percent, down from 3.82 percent in the previous year.

Third-quarter net interest income included $22.2 million from FDIC-covered loans that were repaid or charged off during the quarter. This compares with $18.3 million in the third quarter of 2011 and $27.4 million in the second quarter of this year.

At September 30, 2012, City National's prime lending rate was 3.25 percent, unchanged from both September 30, 2011 and June 30, 2012.

	For the three months ended			For the three
	September 30,		%	months ended	%
Dollars in millions	2012	2011	Change	June 30, 2012	Change

Average Loans and Leases, excluding Covered Loans	$ 13,587.5	$ 11,796.6	15	$ 13,125.9	4
Average Covered Loans	1,207.0	1,664.3	(27)	1,341.0	(10)
Average Total Securities	8,631.4	6,954.1	24	7,755.3	11
Average Earning Assets	23,892.0	21,316.6	12	22,769.1	5
Average Deposits	21,940.8	19,724.6	11	20,948.2	5
Average Core Deposits	21,208.5	18,923.6	12	20,215.2	5
Fully Taxable-Equivalent Net Interest Income	214.8	203.6	6	221.4	(3)
Net Interest Margin	3.58%	3.79%	(6)	3.91%	(8)

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC‑assisted bank acquisitions totaled $1.2 billion at the end of the third quarter of 2012 compared to $1.7 billion at September 30, 2011 and $1.3 billion at June 30, 2012.

In the third quarter of 2012, the company recorded a $2.6 million non-cash net gain to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans. The gain reflects an $18.1 million provision for losses on covered loans and an offsetting $20.7 million of noninterest income related to City National's loss-sharing agreements with the FDIC.  In addition to the $2.6 million non-cash gain for the quarter, the company recognized $0.8 million of other covered assets expense. Income, net of expense, from FDIC-covered assets, excluding the base yield, totaled $1.8 million in the third quarter of 2012, down from $7.3 million in the second quarter of this year. (The base yield is the yield on covered assets, excluding income related to covered loans that are repaid or charged off.) The decrease from $7.3 million in the second quarter was due primarily to lower income from loans that were repaid or charged off.

City National will continue to update cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in four FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $83.6 million at September 30, 2012, compared to $102.8 million in the third quarter of 2011 and $82.8 million at the end of the second quarter of this year.

NONINTEREST INCOME

Noninterest income was $107.3 million in the third quarter of 2012, up 54 percent from the year-ago quarter and 43 percent higher than the second quarter of 2012. The increases were due to City National's July 2, 2012 acquisition of Rochdale Investment Management, as well as higher FDIC loss-sharing income and distribution income from investments.

City National's noninterest income for the first nine months of 2012 was up 1 percent from the same period of 2011.

In the third quarter of 2012, noninterest income accounted for 34 percent of City National's total revenue compared to 26 percent in both the third quarter of 2011 and the second quarter of 2012.

Wealth Management

City National's assets under management totaled $38.0 billion as of September 30, 2012, up 13 percent from the year-earlier period and 18 percent higher than the second quarter of 2012.

Trust and investment fees were $43.5 million, up 23 percent from the third quarter of 2011 and 28 percent higher than the second quarter of 2012. Year-to-date 2012 trust and investment fee income was up 3 percent from the same period last year.  The increases in assets under management and trust and investment fees were due primarily to the Rochdale acquisition.

Brokerage and mutual fund fees totaled $9.1 million, up 78 percent from the year-earlier period and 71 percent higher than the second quarter of 2012. Brokerage and mutual fund fee income was $19.4 million in the first nine months of this year, up 24 percent from the same period of 2011. The increases in mutual fund fees were due primarily to slightly higher short-term interest rates. The increases in brokerage fees were due to both the acquisition of Rochdale and growth within City National Securities. Not including the Rochdale acquisition, brokerage and mutual fund fees grew 14 percent from the second quarter of 2012 and 5 percent year to date.1

	At or for the			At or for the
	three months ended			three months
	September 30,		%	ended	%
Dollars in millions	2012	2011	Change	June 30, 2012	Change
Trust and Investment Fee Revenue	$ 43.5	$ 35.4	23	$ 34.1	28
Brokerage and Mutual Fund Fees	9.1	5.1	78	5.3	71
Assets Under Management (1)	38,043.1	33,590.5	13	32,105.1	18
Assets Under Management or Administration (1)(2)	56,671.8	48,507.4	17	50,040.1	13

(1) Excludes $19.8 billion, $18.4 billion and $16.1 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of September 30, 2012, June 30, 2012 and September 30, 2011, respectively.
(2) Assets under administration have been revised to exclude the company's investments that are held in custody and serviced by our wealth management business. Prior-period balances have been reclassified to conform to current period presentation.

Other Noninterest Income

Third-quarter income from cash management and deposit transaction fees was $11.5 million, up 5 percent from the third quarter of 2011 but virtually unchanged from the second quarter of this year. For the first nine months of 2012, cash management and deposit transaction fee income was $34.2 million, up 2 percent from the same period of 2011.

Fee income from foreign exchange services and letters of credit totaled $9.8 million in the third quarter of 2012, down 5 percent from the third quarter of 2011 and 2 percent lower than the second quarter of this year. Year-to-date 2012 foreign exchange services and letters of credit fee income totaled $28.6 million, up 3 percent from the same period last year.

Other income was $27.7 million in the third quarter of 2012, up 105 percent from the year-earlier period and 59 percent higher than the second quarter of 2012. The increases largely reflect gains from investments and trading securities, lease income from First American Equipment Finance, and the growth of income from client swap transactions.  Other income in the first nine months of this year was $58.6 million, up 1 percent from the year-ago period.

NONINTEREST EXPENSE

City National's third-quarter 2012 noninterest expense amounted to $207.9 million, up 5 percent from the third quarter of last year and 7 percent from the second quarter of 2012. The increases were due largely to the acquisitions of Rochdale Investment Management and First American Equipment Finance. Noninterest expense for the first nine months of 2012 amounted to $603.1 million, down 1 percent from the same period of last year.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net charge-offs in the third quarter of 2012 totaled $2.2 million, or 0.06 percent of total loans and leases on an annualized basis. The company realized net charge-offs of $10.6 million, or 0.36 percent, in the third quarter of 2011 and net recoveries of $2.7 million, or 0.08 percent, in the second quarter of 2012. Net recoveries for the first nine months of 2012 were $5.0 million, or 0.05 percent of total loans and leases. This compares with net recoveries of $0.1 million in the first nine months of last year.

At September 30, 2012, nonperforming assets amounted to $130.5 million, or 0.95 percent of the company's total loans and leases and OREO, compared to $190.7 million, or 1.56 percent, at September 30, 2011 and $133.3 million, or 0.98 percent, at June 30, 2012.

Nonaccrual loans at September 30, 2012 were $103.5 million compared to $146.1 million at September 30, 2011 and $98.7 million at June 30, 2012.

	As of September 30, 2012		As of June 30, 2012		As of September 30, 2011
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual
Commercial	$ 6,264.6	$ 18.8	$ 6,087.0	$ 19.0	$ 5,166.8	$ 34.9
Commercial Real Estate Mortgages	2,463.7	36.6	2,424.3	28.8	2,059.1	20.8
Residential Mortgages	3,897.7	11.7	3,822.6	14.1	3,742.8	10.5
Real Estate Construction	242.1	29.0	301.8	29.7	335.7	70.8
Equity Lines of Credit	719.0	6.9	741.3	6.5	728.9	8.4
Other Loans	137.6	0.5	130.2	0.6	130.9	0.7
Total Loans (1)	$ 13,724.7	$ 103.5	$ 13,507.2	$ 98.7	$ 12,164.2	$ 146.1

Other Real Estate Owned (1)		27.0		34.6		44.5

Total Nonperforming Assets, excluding Covered Assets		$ 130.5		$ 133.3		$ 190.6

(1) Excludes covered loans, net of allowance, of $1.1 billion, $1.2 billion and $1.6 billion at September 30, 2012, June 30, 2012 and September 30, 2011, respectively, and covered other real estate owned of $83.6 million, $82.8 million and $102.8 million at September 30, 2012, June 30, 2012 and September 30, 2011, respectively.

City National recorded a $2.0 million provision for credit losses in the third quarter of 2012, bringing the total for the year to $3.0 million. The company recorded a $7.5 million provision in the third quarter of 2011.

At September 30, 2012, City National's allowance for loan and lease losses totaled $268.4 million, or 1.96 percent of total loans and leases. That compares to $263.3 million, or 2.16 percent, at September 30, 2011 and $269.5 million, or 2.00 percent, at the end of the second quarter of 2012. The company also maintains an additional $25.3 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net charge-offs were $4.9 million in the third quarter of 2012. This compares to net charge-offs of $2.9 million in the year-earlier period and net recoveries of $8.1 million in the second quarter of 2012. Net recoveries in the first nine months of 2012 amounted to $8.4 million, compared to net charge-offs of $2.2 million in the same period of last year.

Commercial loans on nonaccrual totaled $18.8 million in the third quarter of 2012 compared to $34.9 million at September 30, 2011 and $19.1 million at June 30, 2012.

Construction Loans

City National's $242.1 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio now represents slightly less than 2 percent of the company's total loans.

Third-quarter net recoveries of construction loans were $3.1 million compared to net charge-offs of $6.2 million in the third quarter of 2011 and net charge-offs of $4.8 million in the second quarter of 2012. Net charge-offs amounted to $1.6 million in the first nine months of 2012, compared with net charge-offs of $1.8 million in the same period of last year.

At September 30, 2012, construction loans on nonaccrual totaled $29.0 million compared to $70.8 million at September 30, 2011 and $29.7 million at June 30, 2012.

Commercial Real Estate Mortgage Loans

Third-quarter net charge-offs in the company's $2.5 billion commercial real estate mortgage portfolio were $0.2 million compared to net charge-offs of $0.5 million in the third quarter of 2011 and net recoveries of $1.1 million in the second quarter of 2012. Net recoveries amounted to $0.2 million in the first nine months of 2012, compared with net recoveries of $7.0 million in the same period of last year.

Commercial real estate mortgage loans on nonaccrual totaled $36.6 million compared to $20.7 million at September 30, 2011 and $28.8 million at June 30, 2012.

Residential Mortgage Loans and Equity Lines of Credit

City National's $3.9 billion residential mortgage portfolio and $0.7 billion home-equity portfolio continued to perform exceptionally well.  Together, they accounted for $0.6 million in net charge-offs in the third quarter of 2012 compared to net charge-offs of $0.7 million at September 30, 2011 and $1.4 million at June 30, 2012. Net charge-offs amounted to $2.6 million in the first nine months of 2012, compared with net charge-offs of $2.4 million in the same period of last year.

Residential mortgage loans and lines of credit on nonaccrual were $18.6 million in the third quarter of 2012 compared to $18.9 million in the third quarter of 2011 and $20.6 million in the second quarter of 2012.

INCOME TAXES

City National's effective tax rate for the third quarter of 2012 was 32.6 percent, up from 27.7 percent in the year-earlier period but down from 33.1 percent in the second quarter of 2012.  For the first nine months of 2012, City National's effective tax rate was 32.5 percent, compared to 29.4 percent in the prior-year period. The increases from last year were due primarily to higher pretax income.

CAPITAL LEVELS

City National remains well-capitalized, ending the third quarter of 2012 with a Tier 1 common shareholders' equity ratio of 9.1 percent compared to 10.2 percent at September 30, 2011 and 9.6 percent at June 30, 2012.1 The change from prior periods is a reflection of both asset growth and the acquisitions of Rochdale Investment Management and First American Equipment Finance.

Total risk-based capital and Tier 1 risk-based capital ratios at September 30, 2012 were 12.4 percent and 9.1 percent, respectively. City National's Tier 1 leverage ratio at September 30, 2012 was 6.3 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at June 30, 2012 were 12.9 percent, 9.6 percent and 6.7 percent, respectively.

The period-end ratio of equity to total assets at September 30, 2012 was 8.9 percent compared to 9.2 percent at September 30, 2011 and 9.1 percent at June 30, 2012.

2012 OUTLOOK

City National's management continues to anticipate net income growth in 2012, as loans and deposits continue to increase and credit quality remains stable. This outlook reflects management's expectations for modest economic growth and loan-loss provisions as well as low interest rates for the remainder of the year.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon (October 18) to discuss third-quarter 2012 financial results.  The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session.  To access the call, please dial (866) 393-6804 and enter Conference ID 29949796.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 78 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. The corporation and its investment affiliates manage or administer $56.7 billion in client investment assets, including $38.0 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  These factors include: (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, including changes in consumer spending, borrowing and savings habits; (2) the impact on financial markets and the economy of the level of U.S. and European debt; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) continued delay in the pace of economic recovery and continued stagnant or decreasing employment levels; (5) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain; (6) the impact of revised capital requirements under Basel III; (7) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (8) volatility in the municipal bond market; (9) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense; (10) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC; (11) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (12) adequacy of the company's enterprise risk management framework; (13) the company's ability to attract new employees and retain and motivate existing employees; (14) increased competition in the company's markets and our ability to increase market share and control expenses; (15) changes in the financial performance and/or condition of the company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness; (16) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division; (17) soundness of other financial institutions which could adversely affect the company; (18) protracted labor disputes in the company's markets; (19) the impact of natural disasters, terrorist activities or international hostilities on the operations of our business or the value of collateral; (20) the effect of acquisitions and integration of acquired businesses and de novo branching efforts; (21) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; (22) the impact of cyber security attacks or other disruptions to the company's information systems and any resulting compromise of data or disruptions in service; and (23) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

1For notes on non-GAAP measures, see pages 15 and 16 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)

	Three Months			Nine Months
For The Period Ended September 30,	2012	2011	% Change	2012	2011	% Change
Per Share
Net income attributable to City National Corporation
Basic	$ 1.10	$ 0.78	41	$ 2.98	$ 2.41	24
Diluted	1.10	0.77	43	2.97	2.39	24
Dividends	0.25	0.20	25	0.75	0.60	25
Book value				43.81	40.40	8

Results of Operations: (In millions)
Interest income	$ 225	$ 217	4	$ 668	$ 628	6
Interest expense	15	18	(16)	41	57	(27)
Net interest income	210	199	5	627	571	10
Net interest income (Fully taxable-equivalent)	215	204	6	642	584	10
Total revenue	317	269	18	885	827	7
Provision for credit losses on loans and leases, excluding covered loans	2	8	(73)	3	8	(60)
Provision for losses on covered loans	18	5	251	39	26	50
Net income attributable to City National Corporation	60	41	44	161	129	25

Financial Ratios:
Performance Ratios:
Return on average assets	0.93%	0.71%		0.87%	0.78%
Return on average shareholders' equity	10.35	7.85		9.62	8.46
Period-end equity to period-end assets				8.88	9.18
Net interest margin	3.58	3.79		3.74	3.82
Expense to revenue ratio	61.96	67.68		64.06	66.50
Capital Adequacy Ratios (Period-end):
Tier 1 leverage				6.29	6.82
Tier 1 risk-based capital				9.15	10.28
Total risk-based capital				12.42	12.88

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				1.96%	2.16%
Nonaccrual loans				259.38	180.21
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets				0.95	1.56
Total assets				0.50	0.83
Net (charge-offs) recoveries to average total loans and leases, excluding covered loans (annualized)	(0.06) %	(0.36) %		0.05%	0.00%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 13,588	$ 11,797	15	$ 13,051	$ 11,525	13
Covered loans	1,207	1,664	(27)	1,328	1,748	(24)
Securities	8,631	6,954	24	8,107	6,295	29
Interest-earning assets	23,892	21,317	12	22,925	20,424	12
Assets	25,655	22,999	12	24,558	22,135	11
Core deposits	21,209	18,924	12	20,318	18,084	12
Deposits	21,941	19,725	11	21,039	18,903	11
Interest-bearing liabilities	10,088	10,841	(7)	10,029	10,701	(6)
Shareholders' equity	2,297	2,093	10	2,234	2,032	10
Total equity	2,297	2,117	9	2,234	2,057	9

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 13,725	$ 12,164	13
Covered loans				1,144	1,612	(29)
Securities				9,111	7,279	25
Assets				26,252	23,104	14
Core deposits				21,828	19,137	14
Deposits				22,512	19,909	13
Shareholders' equity				2,330	2,120	10
Total equity				2,330	2,120	10

Wealth Management: (In millions) (1)
Assets under management				$ 38,043	$ 33,591	13
Assets under management or administration (2)				56,672	48,507	17

(1) Excludes $19.8 billion and $16.1 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of September 30, 2012 and September 30, 2011, respectively.
(2) Assets under administration have been revised to exclude the Company's investments that are held in custody and serviced by our wealth management business. Prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands	September 30,			September 30,
except per share data)	2012	2011	% Change	2012	2011	% Change
Interest income	$ 224,768	$ 216,892	4	$ 668,249	$ 627,838	6
Interest expense	14,846	17,576	(16)	41,135	56,405	(27)
Net interest income	209,922	199,316	5	627,114	571,433	10

Provision for credit losses on loans and leases, excluding covered loans	2,000	7,500	(73)	3,000	7,500	(60)
Provision for losses on covered loans	18,089	5,147	251	38,848	25,979	50

Noninterest income
Trust and investment fees	43,477	35,412	23	111,198	107,737	3
Brokerage and mutual fund fees	9,059	5,079	78	19,380	15,604	24
Cash management and deposit transaction fees	11,526	10,986	5	34,169	33,616	2
International services	9,819	10,352	(5)	28,621	27,683	3
FDIC loss sharing income (expense), net	1,667	(14,191)	112	(3,493)	(16,270)	(79)
Gain on disposal of assets	3,199	5,191	(38)	8,401	16,037	(48)
Gain on securities	817	3,327	(75)	809	4,688	(83)
Gain on acquisition	--	--	--	--	8,164	(100)
Other	27,693	13,479	105	58,640	58,206	1
Total noninterest income	107,257	69,635	54	257,725	255,465	1

Noninterest expense
Salaries and employee benefits	120,210	112,729	7	355,490	335,880	6
Net occupancy of premises	16,238	13,713	18	43,980	40,724	8
Legal and professional fees	11,757	14,242	(17)	34,996	39,109	(11)
Information services	8,660	7,906	10	25,348	23,738	7
Depreciation and amortization	8,324	6,930	20	23,765	20,582	15
Amortization of intangibles	1,932	2,105	(8)	5,336	6,377	(16)
Marketing and advertising	7,141	6,675	7	21,554	20,819	4
Office services and equipment	4,673	4,456	5	13,113	13,734	(5)
Other real estate owned	8,749	13,160	(34)	28,384	49,811	(43)
FDIC assessments	4,616	6,670	(31)	13,618	25,000	(46)
Other	15,586	9,051	72	37,538	31,092	21
Total noninterest expense	207,886	197,637	5	603,122	606,866	(1)

Income before taxes	89,204	58,667	52	239,869	186,553	29

Applicable income taxes	29,052	16,267	79	78,042	54,803	42

Net income	$ 60,152	$ 42,400	42	$ 161,827	$ 131,750	23

Less: Net income attributable to noncontrolling interest	372	1,002	(63)	1,024	3,189	(68)

Net income attributable to City National Corporation	$ 59,780	$ 41,398	44	$ 160,803	$ 128,561	25

Other Data:
Earnings per share - basic	$ 1.10	$ 0.78	41	$ 2.98	$ 2.41	24
Earnings per share - diluted	$ 1.10	$ 0.77	43	$ 2.97	$ 2.39	24
Dividends paid per share	$ 0.25	$ 0.20	25	$ 0.75	$ 0.60	25
Dividend payout ratio	22.63%	25.70%	(12)	25.10%	24.77%	1
Return on average assets	0.93%	0.71%	31	0.87%	0.78%	12
Return on average shareholders' equity	10.35%	7.85%	32	9.62%	8.46%	14
Net interest margin (Fully taxable-equivalent)	3.58%	3.79%	(6)	3.74%	3.82%	(2)
Full-time equivalent employees	3,439	3,287	5

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2012
(Dollars in thousands	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Date
Interest income	$ 224,768	$ 229,889	$ 213,592	$ 668,249
Interest expense	14,846	13,410	12,879	41,135
Net interest income	209,922	216,479	200,713	627,114

Provision for credit losses on loans and leases, excluding covered loans	2,000	1,000	--	3,000
Provision for losses on covered loans	18,089	13,293	7,466	38,848

Noninterest income
Trust and investment fees	43,477	34,067	33,654	111,198
Brokerage and mutual fund fees	9,059	5,293	5,028	19,380
Cash management and deposit transaction fees	11,526	11,475	11,168	34,169
International services	9,819	10,017	8,785	28,621
FDIC loss sharing income (expense), net	1,667	(6,026)	866	(3,493)
Gain on disposal of assets	3,199	3,011	2,191	8,401
Gain (loss) on securities	817	(457)	449	809
Other	27,693	17,388	13,559	58,640
Total noninterest income	107,257	74,768	75,700	257,725

Noninterest expense
Salaries and employee benefits	120,210	115,035	120,245	355,490
Net occupancy of premises	16,238	14,056	13,686	43,980
Legal and professional fees	11,757	11,359	11,880	34,996
Information services	8,660	8,539	8,149	25,348
Depreciation and amortization	8,324	8,013	7,428	23,765
Amortization of intangibles	1,932	1,518	1,886	5,336
Marketing and advertising	7,141	7,597	6,816	21,554
Office services and equipment	4,673	4,492	3,948	13,113
Other real estate owned	8,749	7,541	12,094	28,384
FDIC assessments	4,616	4,523	4,479	13,618
Other	15,586	11,843	10,109	37,538
Total noninterest expense	207,886	194,516	200,720	603,122

Income before taxes	89,204	82,438	68,227	239,869

Applicable income taxes	29,052	27,271	21,719	78,042

Net income	$ 60,152	$ 55,167	$ 46,508	$ 161,827

Less: Net income attributable to noncontrolling interest	372	409	243	1,024

Net income attributable to City National Corporation	$ 59,780	$ 54,758	$ 46,265	$ 160,803

Other Data:
Earnings per share - basic	$ 1.10	$ 1.02	$ 0.86	$ 2.98
Earnings per share - diluted	$ 1.10	$ 1.01	$ 0.86	$ 2.97
Dividends paid per share	$ 0.25	$ 0.25	$ 0.25	$ 0.75
Dividend payout ratio	22.63%	24.57%	28.91%	25.10%
Return on average assets	0.93%	0.90%	0.79%	0.87%
Return on average shareholders' equity	10.35%	9.86%	8.58%	9.62%
Net interest margin (Fully taxable-equivalent)	3.58%	3.91%	3.74%	3.74%
Full-time equivalent employees	3,439	3,330	3,235

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2011
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 215,252	$ 216,892	$ 210,136	$ 200,810	$ 843,090
Interest expense	13,695	17,576	19,309	19,520	70,100
Net interest income	201,557	199,316	190,827	181,290	772,990

Provision for credit losses on loans and leases, excluding covered loans	5,000	7,500	--	--	12,500
Provision for losses on covered loans	17,667	5,147	1,716	19,116	43,646

Noninterest income
Trust and investment fees	32,995	35,412	36,687	35,638	140,732
Brokerage and mutual fund fees	4,836	5,079	4,864	5,661	20,440
Cash management and deposit transaction fees	10,689	10,986	10,905	11,725	44,305
International services	8,783	10,352	9,015	8,316	36,466
FDIC loss sharing income (expense), net	7,633	(14,191)	(10,684)	8,605	(8,637)
Gain on disposal of assets	4,263	5,191	8,422	2,424	20,300
(Loss) gain on securities	(273)	3,327	1,395	(34)	4,415
Gain on acquisition	--	--	8,164	--	8,164
Other	17,476	13,479	23,169	21,558	75,682
Total noninterest income	86,402	69,635	91,937	93,893	341,867

Noninterest expense
Salaries and employee benefits	112,822	112,729	112,139	111,012	448,702
Net occupancy of premises	13,616	13,713	13,665	13,346	54,340
Legal and professional fees	10,846	14,242	14,790	10,077	49,955
Information services	8,359	7,906	8,335	7,497	32,097
Depreciation and amortization	7,014	6,930	6,904	6,748	27,596
Amortization of intangibles	1,350	2,105	2,104	2,168	7,727
Marketing and advertising	8,101	6,675	7,626	6,518	28,920
Office services and equipment	4,234	4,456	4,672	4,606	17,968
Other real estate owned	15,233	13,160	22,162	14,489	65,044
FDIC assessments	4,480	6,670	8,524	9,806	29,480
Other	12,174	9,051	10,911	11,130	43,266
Total noninterest expense	198,229	197,637	211,832	197,397	805,095

Income before taxes	67,063	58,667	69,216	58,670	253,616

Applicable income taxes	22,758	16,267	20,650	17,886	77,561

Net income	$ 44,305	$ 42,400	$ 48,566	$ 40,784	$ 176,055

Less: Net income attributable to noncontrolling interest	445	1,002	1,095	1,092	3,634

Net income attributable to City National Corporation	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421

Other Data:
Earnings per share - basic	$ 0.82	$ 0.78	$ 0.89	$ 0.75	$ 3.24
Earnings per share - diluted	$ 0.82	$ 0.77	$ 0.88	$ 0.74	$ 3.21
Dividends paid per share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.80
Dividend payout ratio	24.25%	25.70%	22.40%	26.65%	24.64%
Return on average assets	0.73%	0.71%	0.87%	0.75%	0.77%
Return on average shareholders' equity	8.15%	7.85%	9.39%	8.16%	8.38%
Net interest margin (Fully taxable-equivalent)	3.70%	3.79%	3.85%	3.84%	3.79%
Full-time equivalent employees	3,256	3,287	3,328	3,258

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2012
(In thousands)	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 235,038	$ 162,894	$ 210,799
Due from banks - interest-bearing	335,300	106,109	101,375
Federal funds sold	19,500	162,000	156,000
Securities available-for-sale	7,872,064	6,865,881	6,838,710
Securities held-to-maturity	1,174,161	1,100,229	996,613
Trading securities	64,749	62,585	82,589
Loans and leases:
Commercial	6,264,562	6,086,947	5,573,782
Commercial real estate mortgages	2,463,664	2,424,333	2,213,114
Residential mortgages	3,897,690	3,822,630	3,805,807
Real estate construction	242,137	301,829	313,409
Equity lines of credit	718,966	741,270	715,997
Installment	137,632	130,200	125,793
Loans and leases, excluding covered loans	13,724,651	13,507,209	12,747,902
Allowance for loan and lease losses	(268,440)	(269,534)	(266,077)
Loans and leases, excluding covered loans, net	13,456,211	13,237,675	12,481,825
Covered loans, net (1)	1,099,359	1,216,988	1,335,685
Net loans and leases	14,555,570	14,454,663	13,817,510
Premises and equipment, net	147,621	147,245	143,238
Goodwill and other intangibles	691,765	589,114	521,717
Other real estate owned (2)	110,673	117,501	107,530
FDIC indemnification asset	160,991	170,654	185,392
Other assets	884,096	863,098	877,016
Total assets	$ 26,251,528	$ 24,801,973	$ 24,038,489

Liabilities
Deposits:
Noninterest-bearing	$ 13,432,413	$ 12,187,075	$ 11,550,000
Interest-bearing	9,079,903	8,921,977	9,237,737
Total deposits	22,512,316	21,109,052	20,787,737
Short-term borrowings	211,739	322,077	222,776
Long-term debt	706,035	712,280	482,024
Other liabilities	449,728	361,300	302,951
Total liabilities	23,879,818	22,504,709	21,795,488

Redeemable noncontrolling interest	41,386	41,899	43,436

Shareholders' equity
Common stock	53,886	53,886	53,886
Additional paid-in capital	485,975	491,439	489,717
Accumulated other comprehensive income	93,924	82,807	81,342
Retained earnings	1,732,417	1,686,163	1,644,861
Treasury shares	(35,878)	(58,930)	(70,241)
Total shareholders' equity	2,330,324	2,255,365	2,199,565
Total liabilities and shareholders' equity	$ 26,251,528	$ 24,801,973	$ 24,038,489

(1) Covered loans are net of $45.0 million, $43.1 million and $61.5 million of allowance for loan losses as of September 30, 2012, June 30, 2012 and March 31, 2012, respectively.
(2) Other real estate owned includes $83.6 million, $82.8 million and $78.5 million covered by FDIC loss share at September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2011
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 168,376	$ 249,496	$ 181,203	$ 203,600
Due from banks - interest-bearing	76,438	144,754	725,304	743,569
Federal funds sold	--	100,000	123,000	100,000
Securities available-for-sale	7,571,901	7,185,288	6,348,055	5,849,390
Securities held-to-maturity	467,680	--	--	--
Trading securities	61,975	93,707	125,829	81,287
Loans and leases:
Commercial	5,246,081	5,166,802	4,800,252	4,468,177
Commercial real estate mortgages	2,110,749	2,059,114	1,930,269	1,902,862
Residential mortgages	3,763,218	3,742,768	3,710,765	3,603,058
Real estate construction	315,609	335,712	355,014	415,241
Equity lines of credit	741,081	728,890	735,899	733,567
Installment	132,647	130,923	130,924	146,779
Loans and leases, excluding covered loans	12,309,385	12,164,209	11,663,123	11,269,684
Allowance for loan and lease losses	(262,557)	(263,348)	(265,933)	(263,356)
Loans and leases, excluding covered loans, net	12,046,828	11,900,861	11,397,190	11,006,328
Covered loans, net (1)	1,417,289	1,550,103	1,657,004	1,684,068
Net loans and leases	13,464,117	13,450,964	13,054,194	12,690,396
Premises and equipment, net	143,641	140,871	134,511	131,345
Goodwill and other intangibles	522,753	524,103	526,207	527,419
Other real estate owned (2)	129,340	147,369	162,541	178,164
FDIC indemnification asset	204,259	212,809	261,734	270,576
Other assets	855,811	854,899	883,511	860,186
Total assets	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932

Liabilities
Deposits:
Noninterest-bearing	$ 11,146,627	$ 10,308,547	$ 9,403,425	$ 8,756,877
Interest-bearing	9,240,955	9,600,534	9,861,695	9,721,062
Total deposits	20,387,582	19,909,081	19,265,120	18,477,939
Short-term borrowings	50,000	30,640	149,771	151,663
Long-term debt	697,778	699,983	701,829	703,173
Other liabilities	341,439	301,387	281,622	246,517
Total liabilities	21,476,799	20,941,091	20,398,342	19,579,292

Redeemable noncontrolling interest	44,643	42,704	43,737	46,013

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	489,200	489,037	485,064	480,918
Accumulated other comprehensive income	72,372	82,467	56,293	26,535
Retained earnings	1,611,969	1,578,747	1,547,989	1,511,153
Treasury shares	(82,578)	(83,672)	(84,311)	(86,954)
Total shareholders' equity	2,144,849	2,120,465	2,058,921	1,985,538
Noncontrolling interest	--	--	25,089	25,089
Total equity	2,144,849	2,120,465	2,084,010	2,010,627
Total liabilities and equity	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932

(1) Covered loans are net of $64.6 million, $61.8 million, $67.6 million and $82.0 million of allowance for loan losses as of December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.
(2) Other real estate owned includes $98.5 million, $102.8 million, $114.9 million and $121.8 million covered by FDIC loss share at December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2012				2011
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 269,534	$ 266,077	$ 262,557	$ 262,557	$ 263,348	$ 265,933	$ 263,356	$ 257,007	$ 257,007

Net (charge-offs)/recoveries:
Commercial	(4,936)	8,092	5,283	8,439	(12,534)	(2,915)	2,616	(1,937)	(14,770)
Commercial real estate mortgages	(241)	1,113	(666)	206	(87)	(452)	1,269	6,212	6,942
Residential mortgages	(535)	(543)	(494)	(1,572)	(52)	(163)	(253)	(615)	(1,083)
Real estate construction	3,105	(4,839)	104	(1,630)	6,860	(6,233)	577	3,826	5,030
Equity lines of credit	(32)	(808)	(154)	(994)	(377)	(512)	(120)	(757)	(1,766)
Installment	454	(274)	417	597	670	(309)	106	(202)	265
Total net (charge-offs)/recoveries	(2,185)	2,741	4,490	5,046	(5,520)	(10,584)	4,195	6,527	(5,382)

Provision for credit losses	2,000	1,000	--	3,000	5,000	7,500	--	--	12,500

Transfers (to) from reserve for off-balance sheet credit commitments	(909)	(284)	(970)	(2,163)	(271)	499	(1,618)	(178)	(1,568)

Balance at end of period	$ 268,440	$ 269,534	$ 266,077	$ 268,440	$ 262,557	$ 263,348	$ 265,933	$ 263,356	$ 262,557

Net (Charge-Offs)/Recoveries to Average Total Loans and Leases, Excluding Covered Loans (annualized):

Commercial	(0.32) %	0.56%	0.40%	0.20%	(0.96) %	(0.23) %	0.22%	(0.18) %	(0.31) %
Commercial real estate mortgages	(0.04) %	0.20%	(0.12) %	0.01%	(0.02) %	(0.09) %	0.27%	1.31%	0.35%
Residential mortgages	(0.06) %	(0.06) %	(0.05) %	(0.05) %	(0.01) %	(0.02) %	(0.03) %	(0.07) %	(0.03) %
Real estate construction	4.65%	(6.26) %	0.13%	(0.73) %	8.29%	(7.14) %	0.59%	3.46%	1.33%
Equity lines of credit	(0.02) %	(0.44) %	(0.09) %	(0.18) %	(0.20) %	(0.28) %	(0.07) %	(0.42) %	(0.24) %
Installment	1.34%	(0.85) %	1.30%	0.61%	2.00%	(0.94) %	0.32%	(0.55) %	0.19%
Total loans and leases, excluding covered loans	(0.06) %	0.08%	0.15%	0.05%	(0.18) %	(0.36) %	0.15%	0.24%	(0.05) %

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 24,351	$ 24,067	$ 23,097	$ 23,097	$ 22,826	$ 23,325	$ 21,707	$ 21,529	$ 21,529
Transfers from (to) allowance	909	284	970	2,163	271	(499)	1,618	178	1,568
Balance at end of period	$ 25,260	$ 24,351	$ 24,067	$ 25,260	$ 23,097	$ 22,826	$ 23,325	$ 21,707	$ 23,097

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 43,147	$ 61,471	$ 64,565	$ 64,565	$ 61,753	$ 67,629	$ 82,016	$ 67,389	$ 67,389
Provision for losses	18,089	13,293	7,466	38,848	17,667	5,147	1,716	19,116	43,646
Net charge-offs	--	--	--	--	--	(325)	--	--	(325)
Reduction in allowance due to loan removals	(16,258)	(31,617)	(10,560)	(58,435)	(14,855)	(10,698)	(16,103)	(4,489)	(46,145)
Balance at end of period	$ 44,978	$ 43,147	$ 61,471	$ 44,978	$ 64,565	$ 61,753	$ 67,629	$ 82,016	$ 64,565

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2012			2011
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 18,848	$ 19,056	$ 19,584	$ 19,888	$ 34,937	$ 24,337	$ 19,297
Commercial real estate mortgages	36,580	28,780	21,071	21,948	20,746	26,676	28,028
Residential mortgages	11,680	14,064	13,628	9,771	10,512	14,211	14,544
Real estate construction	28,963	29,676	48,964	50,876	70,827	60,543	81,448
Equity lines of credit	6,946	6,505	8,831	8,669	8,401	6,668	6,676
Installment	477	575	729	874	707	365	7,399
Total nonaccrual loans, excluding covered loans	103,494	98,656	112,807	112,026	146,130	132,800	157,392

Other real estate owned, excluding covered OREO	27,055	34,667	29,074	30,790	44,521	47,634	56,342

Total nonperforming assets, excluding covered assets	$ 130,549	$ 133,323	$ 141,881	$ 142,816	$ 190,651	$ 180,434	$ 213,734

Nonperforming covered assets
Nonaccrual loans	$ --	$ 422	$ 422	$ 422	$ 1,023	$ 1,408	$ 2,343
Other real estate owned	83,618	82,834	78,456	98,550	102,848	114,907	121,822
Total nonperforming covered assets	$ 83,618	$ 83,256	$ 78,878	$ 98,972	$ 103,871	$ 116,315	$ 124,165

Loans 90 days or more past due on accrual status, excluding covered loans	$ 433	$ 2,065	$ 654	$ 453	$ 379	$ 7,214	$ 3,679

Covered loans 90 days or more past due on accrual status	$ 140,041	$ 190,005	$ 265,175	$ 330,169	$ 336,193	$ 368,379	$ 390,267

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	259.38%	273.21%	235.87%	234.37%	180.21%	200.25%	167.32%
Total nonperforming assets, excluding covered assets	205.62%	202.17%	187.54%	183.84%	138.13%	147.39%	123.22%
Total loans and leases, excluding covered loans	1.96%	2.00%	2.09%	2.13%	2.16%	2.28%	2.34%

Nonaccrual loans as a percentage of total loans, excluding covered loans	0.75%	0.73%	0.88%	0.91%	1.20%	1.14%	1.40%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	0.95%	0.98%	1.11%	1.16%	1.56%	1.54%	1.89%
Total assets	0.50%	0.54%	0.59%	0.60%	0.83%	0.80%	0.99%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)
	2012
	Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 6,128	3.97%	$ 5,845	4.16%	$ 5,319	3.94%	$ 5,765	4.03%
Commercial real estate mortgages	2,464	4.45	2,295	4.70	2,166	4.87	2,309	4.66
Residential mortgages	3,865	4.11	3,815	4.28	3,777	4.36	3,819	4.25
Real estate construction	265	5.67	311	4.31	314	5.33	297	5.08
Equity lines of credit	731	3.52	731	3.53	727	3.58	730	3.54
Installment	135	4.51	129	4.60	129	4.67	131	4.59
Total loans and leases, excluding covered loans	13,588	4.10	13,126	4.27	12,432	4.26	13,051	4.21
Covered loans	1,207	13.92	1,341	14.51	1,439	10.63	1,328	12.93
Total loans and leases	14,795	4.90	14,467	5.22	13,871	4.93	14,379	5.02
Due from banks - interest-bearing	247	0.26	293	0.24	167	0.22	236	0.24
Federal funds sold and securities purchased under resale agreements	105	0.28	137	0.28	15	0.28	86	0.28
Securities	8,631	2.16	7,755	2.37	7,929	2.40	8,107	2.30
Other interest-earning assets	114	2.40	117	2.39	121	2.30	117	2.36
Total interest-earning assets	23,892	3.82	22,769	4.15	22,103	3.97	22,925	3.98
Allowance for loan and lease losses	(319)		(331)		(335)		(328)
Cash and due from banks	184		148		141		158
Other non-earning assets	1,898		1,777		1,736		1,803
Total assets	$ 25,655		$ 24,363		$ 23,645		$ 24,558

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,981	0.09%	$ 1,890	0.10%	$ 1,952	0.11%	$ 1,941	0.10%
Money market accounts	5,838	0.11	5,856	0.13	6,018	0.15	5,904	0.13
Savings deposits	371	0.14	360	0.14	358	0.14	363	0.14
Time deposits - under $100,000	220	0.51	228	0.50	242	0.49	230	0.50
Time deposits -- $100,000 and over	732	0.41	733	0.45	697	0.51	721	0.46
Total interest-bearing deposits	9,142	0.14	9,067	0.16	9,267	0.18	9,159	0.16

Federal funds purchased and securities sold under repurchase agreements	24	0.15	4	0.11	166	0.08	64	0.09
Other borrowings	922	4.97	797	4.97	697	5.09	806	5.00
Total interest-bearing liabilities	10,088	0.59	9,868	0.55	10,130	0.51	10,029	0.55
Noninterest-bearing deposits	12,799		11,881		10,950		11,880
Other liabilities	471		379		396		415
Total equity	2,297		2,234		2,169		2,234
Total liabilities and equity	$ 25,655		$ 24,363		$ 23,645		$ 24,558

Net interest spread		3.23%		3.60%		3.46%		3.43%
Net interest margin		3.58%		3.91%		3.74%		3.74%

Average prime rate		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2011
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 5,204	3.89%	$ 4,928	4.09%	$ 4,693	4.22%	$ 4,437	4.30%	$ 4,818	4.11%
Commercial real estate mortgages	2,077	5.12	1,944	5.30	1,904	5.67	1,924	5.56	1,963	5.40
Residential mortgages	3,739	4.49	3,717	4.74	3,663	4.78	3,563	4.81	3,671	4.70
Real estate construction	328	5.08	347	4.65	395	5.10	448	4.56	379	4.84
Equity lines of credit	732	3.58	731	3.55	730	3.59	733	3.57	731	3.57
Installment	133	4.87	130	4.94	131	4.88	151	4.81	136	4.88
Total loans and leases, excluding covered loans	12,213	4.30	11,797	4.47	11,516	4.64	11,256	4.67	11,698	4.51
Covered loans	1,554	11.06	1,664	10.65	1,770	8.70	1,811	7.78	1,699	9.48
Total loans and leases	13,767	5.05	13,461	5.23	13,286	5.19	13,067	5.11	13,397	5.14
Due from banks - interest-bearing	435	0.30	642	0.29	526	0.31	490	0.25	524	0.29
Federal funds sold and securities purchased under resale agreements	115	0.28	130	0.28	143	0.28	232	0.27	154	0.27
Securities	7,642	2.27	6,954	2.45	6,224	2.66	5,693	2.75	6,635	2.51
Other interest-earning assets	125	2.13	130	2.09	135	2.09	139	2.04	132	2.09
Total interest-earning assets	22,084	3.95	21,317	4.12	20,314	4.23	19,621	4.24	20,842	4.13
Allowance for loan and lease losses	(331)		(330)		(344)		(329)		(333)
Cash and due from banks	199		203		184		201		197
Other non-earning assets	1,742		1,809		1,856		1,885		1,822
Total assets	$ 23,694		$ 22,999		$ 22,010		$ 21,378		$ 22,528

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,865	0.12%	$ 1,727	0.15%	$ 1,707	0.17%	$ 1,772	0.19%	$ 1,768	0.16%
Money market accounts	6,467	0.18	6,900	0.35	6,683	0.43	6,452	0.45	6,626	0.35
Savings deposits	344	0.17	329	0.29	327	0.32	303	0.34	326	0.28
Time deposits - under $100,000	262	0.53	280	0.48	308	0.49	325	0.56	294	0.52
Time deposits -- $100,000 and over	718	0.57	801	0.61	833	0.70	823	0.75	793	0.66
Total interest-bearing deposits	9,656	0.20	10,037	0.34	9,858	0.41	9,675	0.43	9,807	0.34

Federal funds purchased and securities sold under repurchase agreements	2	0.06	--	0.07	10	0.07	--	0.00	3	0.07
Other borrowings	701	4.96	804	4.46	855	4.36	858	4.41	804	4.53
Total interest-bearing liabilities	10,359	0.52	10,841	0.64	10,723	0.72	10,533	0.75	10,614	0.66
Noninterest-bearing deposits	10,844		9,688		8,927		8,509		9,499
Other liabilities	355		353		307		338		338
Total equity	2,136		2,117		2,053		1,998		2,077
Total liabilities and equity	$ 23,694		$ 22,999		$ 22,010		$ 21,378		$ 22,528

Net interest spread		3.43%		3.48%		3.51%		3.49%		3.47%
Net interest margin		3.70%		3.79%		3.85%		3.84%		3.79%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2012				2011
	Third Quarter	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	53,425	53,105	52,741	53,092	52,488	52,481	52,462	52,320	52,439
Average - Diluted	53,711	53,373	53,021	53,376	52,750	52,720	52,977	52,894	52,849
Period-end	53,190	52,822	52,661		52,499	52,484	52,475	52,440
Book value for shareholders	$ 43.81	$ 42.70	$ 41.77		$ 40.86	$ 40.40	$ 39.24	$ 37.86
Closing price:
High	$ 54.48	$ 54.63	$ 54.44	$ 54.63	$ 45.10	$ 55.54	$ 58.75	$ 62.90	$ 62.90
Low	48.20	46.39	45.39	45.39	36.01	37.76	52.02	55.65	36.01
Period-end	51.51	48.58	52.47		44.18	37.76	54.25	57.05

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 17,174	$ 16,723	$ 15,840		$ 15,305	$ 14,926	$ 14,286	$ 13,551
Tier 1 common shareholders' equity	$ 1,566	$ 1,597	$ 1,611		$ 1,565	$ 1,530	$ 1,493	$ 1,449
Percentage of risk-weighted assets (2)	9.12%	9.55%	10.17%		10.22%	10.25%	10.45%	10.69%
Tier 1 capital	$ 1,571	$ 1,602	$ 1,616		$ 1,570	$ 1,535	$ 1,523	$ 1,479
Percentage of risk-weighted assets	9.15%	9.58%	10.20%		10.26%	10.28%	10.66%	10.91%
Total capital	$ 2,133	$ 2,160	$ 2,013		$ 1,963	$ 1,923	$ 1,905	$ 1,853
Percentage of risk-weighted assets	12.42%	12.91%	12.71%		12.83%	12.88%	13.34%	13.68%
Tier 1 leverage ratio	6.29%	6.74%	6.98%		6.77%	6.82%	7.09%	7.09%

Period-end equity to period-end assets	8.88%	9.09%	9.15%		9.06%	9.18%	9.25%	9.29%
Period-end shareholders' equity to period-end assets	8.88%	9.09%	9.15%		9.06%	9.18%	9.14%	9.18%

Average equity to average assets	8.95%	9.17%	9.17%	9.09%	9.02%	9.21%	9.33%	9.35%	9.22%
Average shareholders' equity to average assets	8.95%	9.17%	9.17%	9.09%	9.02%	9.10%	9.22%	9.23%	9.14%

Period-end tangible equity to period-end tangible assets (2)	6.41%	6.88%	7.13%		7.01%	7.07%	7.08%	7.03%

Average tangible equity to average tangible assets (2)	6.45%	7.01%	7.12%	6.85%	6.96%	7.08%	7.11%	7.05%	7.05%

Senior Debt Credit Ratings
For The Period Ended September 30, 2012
	Moody's	Fitch	Standard & Poor's	DBRS
City National Bank	A1	A-	A-	A (high)
City National Corporation	A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, the Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common shareholders' equity to risk-weighted assets ratio and tangible equity to tangible assets ratio are non-GAAP financial measures. See page 15 and 16 for notes on non-GAAP measures.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
(unaudited)

City National Corporation applies the two-class method of computing basic and diluted earnings per share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The Company grants restricted stock and restricted stock units under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2012				2011
(Dollars in thousands, except per share amounts)	Third Quarter	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Basic EPS:
Net income attributable to City National Corporation	$ 59,780	$ 54,758	$ 46,265	$ 160,803	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421
Less: Earnings allocated to participating securities	842	788	738	2,380	690	655	759	578	2,678
Earnings allocated to shareholders	$ 58,938	$ 53,970	$ 45,527	$ 158,423	$ 43,170	$ 40,743	$ 46,712	$ 39,114	$ 169,743

Weighted average shares outstanding	53,425	53,105	52,741	53,092	52,488	52,481	52,462	52,320	52,439

Basic earnings per share	$ 1.10	$ 1.02	$ 0.86	$ 2.98	$ 0.82	$ 0.78	$ 0.89	$ 0.75	$ 3.24

Diluted EPS:
Earnings allocated to shareholders (1)	$ 58,941	$ 53,972	$ 45,530	$ 158,432	$ 43,173	$ 40,745	$ 46,718	$ 39,119	$ 169,759

Weighted average shares outstanding	53,425	53,105	52,741	53,092	52,488	52,481	52,462	52,320	52,439
Dilutive effect of equity awards	286	268	280	284	262	239	515	574	410
Weighted average diluted shares outstanding	53,711	53,373	53,021	53,376	52,750	52,720	52,977	52,894	52,849

Diluted earnings per share	$ 1.10	$ 1.01	$ 0.86	$ 2.97	$ 0.82	$ 0.77	$ 0.88	$ 0.74	$ 3.21

(1) Earnings allocated to shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

		2012		2011
(in thousands)		Third Quarter	Second Quarter	Third Quarter

Summary Totals
Net impairment income (expense) (Sum of A)		$ 2,639	$ 3,932	$ (5,884)
Other covered asset (expense) income, net		(837)	3,388	(589)
Total income (expense), net		$ 1,802	$ 7,320	$ (6,473)

Interest income (1)
Income on loans paid-off or fully charged-off		$ 22,164	$ 27,402	$ 18,343

Provision for losses on covered loans
Provision for losses on covered loans	A	18,089	13,293	5,147

Noninterest income related to covered assets

FDIC loss sharing income (expense), net
Gain on indemnification asset	A	$ 21,426	$ 17,722	$ (384)
Indemnification asset accretion		(4,258)	(4,133)	(4,043)
Net FDIC reimbursement for OREO and loan expenses		7,612	6,724	10,496
Removal of indemnification asset for loans paid-off or fully charged-off		(9,731)	(10,654)	(10,228)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(2,834)	(4,773)	(3,703)
Removal of indemnification asset for OREO and net reimbursment to FDIC for OREO sales		(1,219)	(1,189)	(2,823)
Loan recoveries shared with FDIC		(8,631)	(9,226)	(3,153)
Increase in FDIC clawback liability	A	(698)	(497)	(353)
Total FDIC loss sharing income (expense), net		1,667	(6,026)	(14,191)

Gain on disposal of assets
Net gain on sale of OREO		1,524	1,486	3,625

Other income
Net gain on transfers of covered loans to OREO		4,907	6,864	3,887
Amortization of fair value on acquired unfunded loan commitments		192	413	1,088
OREO income		428	615	379
Other		(632)	(864)	(503)
Total other income		4,895	7,028	4,851

Total noninterest income related to covered assets		$ 8,086	$ 2,488	$ (5,715)

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 4,267	$ 4,250	$ 7,526
Holding costs and foreclosure expense		3,522	2,796	3,449
Total other real estate owned		7,789	7,046	10,975

Legal and professional fees		2,541	2,200	2,961

Other operating expense
Other covered asset expenses		29	31	18

Total noninterest expense related to covered assets (3)		$ 10,359	$ 9,277	$ 13,954

Total income (expense), net		$ 1,802	$ 7,320	$ (6,473)

Note: Certain prior period balances have been reclassified to conform to current period presentation.
(1) Excludes base yield in interest income related to covered loans.
(2) OREO, legal and professional fees, and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the Company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Tangible equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Management reviews this measure in evaluating the Company's capital levels and has included the ratio in response to market participants' interest in tangible equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2012				2011
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Period End:
Total equity	$ 2,330,324	$ 2,255,365	$ 2,199,565		$ 2,144,849	$ 2,120,465	$ 2,084,010	$ 2,010,627
Less: Goodwill and other intangibles	(691,765)	(589,114)	(521,717)		(522,753)	(524,103)	(526,207)	(527,419)
Tangible equity (A)	1,638,559	1,666,251	1,677,848		1,622,096	1,596,362	1,557,803	1,483,208

Total assets	$ 26,251,528	$ 24,801,973	$ 24,038,489		$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932
Less: Goodwill and other intangibles	(691,765)	(589,114)	(521,717)		(522,753)	(524,103)	(526,207)	(527,419)
Tangible assets (B)	$ 25,559,763	$ 24,212,859	$ 23,516,772		$ 23,143,538	$ 22,580,157	$ 21,999,882	$ 21,108,513

Period-end tangible equity to period-end tangible assets (A)/(B)	6.41%	6.88%	7.13%		7.01%	7.07%	7.08%	7.03%

Average Balance:
Total equity	$ 2,296,754	$ 2,234,411	$ 2,168,748	$ 2,233,536	$ 2,136,215	$ 2,117,249	$ 2,053,447	$ 1,998,006	$ 2,076,721
Less: Goodwill and other intangibles	(687,224)	(566,989)	(522,182)	(592,479)	(523,206)	(525,300)	(527,072)	(528,205)	(525,930)
Tangible equity (C)	1,609,530	1,667,422	1,646,566	1,641,057	1,613,009	1,591,949	1,526,375	1,469,801	1,550,791

Total assets	$ 25,654,594	$ 24,362,546	$ 23,644,899	$ 24,558,030	$ 23,694,160	$ 22,998,562	$ 22,009,749	$ 21,377,904	$ 22,527,750
Less: Goodwill and other intangibles	(687,224)	(566,989)	(522,182)	(592,479)	(523,206)	(525,300)	(527,072)	(528,205)	(525,930)
Tangible assets (D)	$ 24,967,370	$ 23,795,557	$ 23,122,717	$ 23,965,551	$ 23,170,954	$ 22,473,262	$ 21,482,677	$ 20,849,699	$ 22,001,820

Average tangible equity to average tangible assets (C)/(D)	6.45%	7.01%	7.12%	6.85%	6.96%	7.08%	7.11%	7.05%	7.05%

(b) Tier 1 common shareholders' equity to risk-based assets

The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participants' interest in the Tier 1 common shareholders' equity to risk-based assets ratio.

	2012			2011
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Tier 1 capital	$ 1,570,778	$ 1,602,398	$ 1,616,099	$ 1,570,101	$ 1,534,831	$ 1,523,269	$ 1,478,820
Less: Noncontrolling interest	--	--	--	--	--	(25,089)	(25,089)
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)
Tier 1 common shareholders' equity (A)	$ 1,565,623	$ 1,597,243	$ 1,610,944	$ 1,564,946	$ 1,529,676	$ 1,493,025	$ 1,448,576

Risk-weighted assets (B)	$ 17,174,382	$ 16,722,999	$ 15,839,944	$ 15,305,328	$ 14,925,715	$ 14,285,572	$ 13,551,318

Tier 1 common shareholders' equity to risk-based assets (A)/(B)	9.12%	9.55%	10.17%	10.22%	10.25%	10.45%	10.69%

(c) Brokerage and money market mutual fund fees, excluding Rochdale fees

Brokerage and money market mutual fund fees for the third quarter of 2012 were $9.1 million, an increase of 71 percent from the second quarter of 2012. Brokerage and money market mutual fund fees for the first nine months of 2012 were $19.4 million, an increase of 24 percent from the same period in 2011. Both current periods included $3.0 million of fee income from the July 2, 2012 acquisition of Rochdale Investment Management. Excluding this amount, brokerage and money market mutual fund fees increased 14 percent during the third quarter of 2012 from the second quarter of 2012, and increased 5 percent for the first nine months of 2012 compared to the year-earlier period.

Management believes this non-GAAP financial measure enhances the comparability of the financial results with prior periods as well as to highlight the effects of the Rochdale acquisition in the periods presented. The Company believes that investors may find it useful to see this non-GAAP financial measure to analyze the Company's underlying financial performance without the impact of the acquisition.
CONTACT:  Financial/Investors
          Christopher J. Carey, City National,
          310.888.6777
          Chris.Carey@cnb.com

          Media
          Cary Walker, City National, 213.673.7615
          Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 29949796